UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 24, 2008
Williams Pipeline Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-146015	26-0834035

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172

(Address of principal executive offices)	(Zip Code)
(918) 573-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     General
     As previously reported on Form 8-K, on January 17, 2008, Williams Pipeline Partners L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Williams Pipeline GP LLC (the “General Partner”), Williams Pipeline Operating LLC (“WP Operating”), Williams Gas Pipeline Company, LLC (“Williams Gas Pipeline” and together with the Partnership, the General Partner and WP Operating, the “Williams Parties”), and Lehman Brothers Inc., Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 16,250,000 common units representing limited partner interests in the Partnership sold by the Partnership at a price to the public of $20.00 per common unit ($18.80 per common unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 2,437,500 common units on the same terms if the Underwriters sell more than 16,250,000 common units in the offering (the “Option”). In the Underwriting Agreement, the Williams Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The transactions contemplated by the Underwriting Agreement closed on January 24, 2008. The proceeds (net of underwriting discounts and structuring fees) received by the Partnership (before expenses) were approximately $304.3 million. As described in the Partnership’s final prospectus (the “Prospectus”) dated January 17, 2008 (File No. 333-146015) and filed on January 18, 2008 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act, the Partnership used the net proceeds of the Offering to pay $300.9 million to purchase a 15.9% general partnership interest in Northwest Pipeline GP (“Northwest”), and pay $3.4 million of expenses associated with the Offering.
Working Capital Loan Agreement
     On January 24, 2008, the Partnership, as borrower, entered into a working capital loan agreement (the “Working Capital Loan Agreement”) with The Williams Companies, Inc. (“Williams”), as lender.
     The Working Capital Loan Agreement provides for a $20 million facility available exclusively to fund working capital borrowings. The initial maturity date of the facility is the 365th day following the effective date of the agreement but may be extended for another 365-day period upon notice as provided in the Working Capital Loan Agreement. Borrowings under the Working Capital Loan Agreement will bear interest at the one month LIBOR rate determined at the date of borrowing.
     The Partnership will pay a commitment fee to Williams on the unused portion of the Working Capital Loan Agreement of 0.25% annually. The Partnership is required to reduce all borrowings under the Working Capital Loan Agreement to zero for a period of at least 15 consecutive days once each twelve-month period prior to the maturity date of the facility.
     The Working Capital Loan Agreement contains certain events of defaults that affect the Partnership, including: (i) the Partnership becoming insolvent or admitting in writing its inability to pay its debts as they mature, applies for the appointment of a trustee or receiver for any of its property, or if any trustee or receiver is appointed for the Partnership and not discharged within 120 days, or otherwise commits an act of bankruptcy or other proceeding under any bankruptcy law which is not dismissed after

120 days, (ii) the Partnership defaulting in the performance of the terms and conditions of the Working Capital Loan Agreement and such default continuing for 30 days after written notice of such default from Williams, or (iii) any government, board, agency, department, or commission taking possession or control of a substantial part of the Partnership’s property and such possession or control continuing for 30 days. Upon the occurrence of an event of default, Williams may declare the amounts outstanding immediately due and payable.
     A copy of the Working Capital Loan Agreement is filed as Exhibit 10.5 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Northwest Pipeline GP Administrative Services Agreement
     On January 24, 2008, Northwest entered into the Administrative Services Agreement (the “Services Agreement”) with Northwest Pipeline Services LLC (“Northwest Services”). Under the Services Agreement, Northwest engaged Northwest Services to perform certain services relating to the operation of Northwest’s business, including employees, accounting, information technology, company development, operations, administration, insurance, risk management, tax, audit, finance, land, marketing, legal and engineering. Northwest Services agreed to perform such services in accordance with industry standards and substantially in accordance with all applicable material governmental approvals and laws.
     A copy of the Services Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Contribution, Conveyance and Assumption Agreement
     The description of the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.2 to this form 8-K and is incorporated in this Item 1.01 by reference.
Omnibus Agreement
     On January 24, 2008, in connection with the closing of this Offering, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) with Williams Gas Pipeline, the General Partner, WP Operating, Williams Pipeline Partners Holdings LLC (“WPP Holdings”) and Williams. As more fully described in the Prospectus, the Omnibus Agreement governs the several relationships between the Partnership and Williams, including:
•	The General Partner’s obligation to credit the Partnership for a portion of amounts to be reimbursed by the Partnership to the General Partner for general and administrative expenses;

•	The obligation of Williams to indemnify the Partnership and WP Operating (together, the “Partnership Group”) for certain liabilities and the Partnership Group’s obligation to indemnify Williams for certain liabilities; and

•	The grant of a limited license by Williams to the General Partner and the Partnership Group to use certain trademarks.
     The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is attached as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan
     On January 24, 2008, the Williams Pipeline GP LLC Long-Term Incentive Plan (the “Plan”) became effective for employees, consultants and directors of the General Partner and any of their affiliates who perform services for the Partnership. As more fully described in the Prospectus, the Plan provides for the grant of restricted units, phantom units, unit options and unit appreciation rights. The Plan will permit the grant of awards covering an aggregate of 2,000,000 common units.
     The General Partner’s board of directors will administer the Plan. The General Partner’s board of directors in its discretion may initiate, terminate, suspend or discontinue the Plan at any time with respect to any award that has not yet been granted. The General Partner’s board of directors also has the right to alter or amend the Plan or any part of the Plan from time to time, including increasing the number of units that may be granted subject to unitholder approval as required by the exchange upon which the common units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant.
     A copy of the Plan Agreement is filed as Exhibit 10.6 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Northwest Pipeline GP General Partnership Agreement
     In connection with the closing of the Offering, Williams contributed to the Partnership a 19.1% general partnership interest in Northwest and the Partnership purchased a 15.9% general partnership interest in Northwest. The general partnership agreement (the “GP Agreement”) of Northwest governs the ownership and management of Northwest and provides for quarterly distributions of available cash to its partners, which is defined to include Northwest’s cash or cash equivalents on hand at the end of a quarter, plus additional cash and cash equivalents of Northwest on hand at the date of determination resulting from working capital borrowings at the end of a quarter, less cash reserves established to provide for the proper conduct of business and comply with its agreements and obligations.
     Under the GP Agreement, any affiliate of either partner may engage in other business opportunities, including those that compete with Northwest’s business, free from any obligation to offer such opportunities to the other partner or Northwest. Although management of Northwest is vested in its partners, the partners of Northwest have agreed to delegate management of the partnership to a management committee. Decisions or actions taken by the management committee of Northwest bind Northwest. The management committee is composed of two representatives, with one representative being designated by Williams and one representative being designated by the Partnership. Each representative has full authority to act on behalf of the partner that designated such representative with respect to matters pertaining to that partnership. Each representative is an agent of the partner that designated that person and does not owe any duty (fiduciary or otherwise) to Northwest, any other partner or any other representative.
     A copy of the GP Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Relationships
     Each of the Partnership, the General Partner, WP Operating, WPP Holdings, Williams Gas Pipeline and the parties to the Working Capital Loan Agreement, Contribution Agreement, the Services

Agreement and the Omnibus Agreement is a direct or indirect subsidiary of Williams. As a result, certain individuals, including officers and directors of Williams and the General Partner, serve as officers and/or directors of more than one of such entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds a 2% general partner interest represented by 684,869 general partner units, 6,350,668 common units, 10,957,900 subordinated units and incentive distribution rights in the Partnership. In addition, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Williams and its subsidiaries or the Partnership or its subsidiaries.

Item 2.01	Completion of Acquisition or Disposition of Assets
     On January 24, 2008, in connection with the closing of the Offering, the Partnership entered into the Contribution Agreement with WP Operating, WPP Merger LLC, WPP Holdings, Northwest, the General Partner, Williams Gas Pipeline, WGPC Holdings LLC and Williams Pipeline Services Company. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
•	the purchase of a 15.1% interest in Northwest by a subsidiary of the Partnership;

•	the Partnership issued 6,350,668 common units and 10,957,900 subordinated units to the General Partner in exchange for a 19.1% interest in Northwest, representing a 50.5% limited partner interest in the Partnership; and

•	the Partnership issued to the General Partner the Partnership’s incentive distribution rights, and continued the General Partner’s 2% general partner interest in the Partnership as represented by 684,869 general partner units.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.2 to this Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
     The description of the Working Capital Loan Agreement described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Working Capital Loan Agreement was filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities
     The description in Item 2.01 above of the issuance by the Partnership to the General Partner on January 24, 2008, in connection with the consummation of the transactions contemplated by the Contribution Agreement, of (i) 6,350,668 common units and 10,957,900 subordinated units, and (ii) the continuation of the General Partner’s 2% general partner interest in the Partnership, as represented by 684,869 general partner units, and the Partnership’s incentive distribution rights, is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

     Each subordinated unit will convert into one common unit and then will participate pro rata with the other common units in distribution of available cash at the end of the subordination period. Unless earlier terminated pursuant to the terms of the agreement of limited partnership for the Partnership, the subordination period will end on the first business day of any quarter after December 31, 2010, if distributions on each of the outstanding common units, subordinated units, and general partner units equaled or exceeded the sum of the minimum quarterly distributions for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date, the “adjusted operating surplus” for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units, subordinated units, and the related distributions on the general partner units during those periods on a fully diluted basis, and there are no arrearages in payment of the minimum quarterly distribution on the common units. The subordination period may terminate earlier if distributions by the Partnership on each outstanding common unit, subordinated unit and general partner unit equaled or exceeded $1.725 for the four-quarter period immediately preceding such date, the adjusted operating surplus for the four-quarter period immediately preceding such date equaled or exceeded $1.725 on all of the outstanding common units and subordinated units and the related distributions on the general partner units during that period on a fully diluted basis, and there are no arrearages in payment of the minimum quarterly distribution on the common units. The subordination period also will end upon the removal of the General Partner as general partner of the Partnership upon the requisite vote by the limited partners under circumstances where cause does not exist and units held by the General Partner and its affiliates are not voted in favor of the removal.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 24, 2008, Mr. Stephen C. Beasley was elected to serve as a director of the General Partner effective upon the closing of the Partnership’s initial public offering on January 24, 2008. Upon becoming a director, Mr. Beasley became a member of the audit committee and conflicts committee of the board of directors of the General Partner.
     There is no arrangement or understanding between Mr. Beasley and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Beasley and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
     As described in the Prospectus, on January 24, 2008, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of the Offering. A description of the First Amended and Restated Agreement of Limited Partnership is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the First Amended and Restated Agreement of Limited Partnership as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.
     On January 24, 2008, the General Partner amended and restated its Limited Liability Company Agreement. A copy of the Amended and Restated Limited Liability Company Agreement of the General Partner as adopted is filed as Exhibit 3.2 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure
     On January 24, 2008, the Partnership issued a press release announcing the closing of the offering and election of Mr. Beasley. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Williams Pipeline Partners L.P., dated January 24, 2008

Exhibit 3.2	Amended and Restated Limited Liability Company Agreement of Williams Pipeline GP LLC, dated January 24, 2008

Exhibit 10.1	Administrative Services Agreement, dated January 24, 2008, between Northwest Pipeline GP and Northwest Pipeline Services, LLC

Exhibit 10.2
Contribution, Conveyance and Assumption Agreement, dated January 24, 2008, among Williams Pipeline Partners L.P., Williams Pipeline Operating LLC, WPP Merger LLC, Williams Pipeline Partners Holdings LLC, Northwest Pipeline GP, Williams Pipeline GP LLC, Williams Gas Pipeline Company, LLC, WGPC Holdings LLC and Williams Pipeline Services Company

Exhibit 10.3
Omnibus Agreement, dated January 24, 2008, among Williams Gas Pipeline Company, LLC, Williams Pipeline GP LLC, Williams Pipeline Operating LLC, Williams Pipeline Partners Holdings LLC and The Williams Companies, Inc.

Exhibit 10.4	Amended and Restated General Partnership Agreement of Northwest Pipeline GP, dated January 24, 2008

Exhibit 10.5	Working Capital Loan Agreement (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Partnership’s Registration Statement on Form S-1 (File No. 333-146015)).

Exhibit 10.6	Long Term Incentive Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Partnership’s Registration Statement on Form S-1 (File No. 333-146015)).

Exhibit 99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 30, 2008

WILLIAMS PIPELINE PARTNERS L.P.
By:	Williams Pipeline GP LLC, its General Partner

By:	/s/ Brian K. Shore
Brian K. Shore,
Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Williams Pipeline Partners L.P., dated January 24, 2008

Exhibit 3.2	Amended and Restated Limited Liability Company Agreement of Williams Pipeline GP LLC, dated January 24, 2008

Exhibit 10.1	Administrative Services Agreement, dated January 24, 2008, between Northwest Pipeline GP and Northwest Pipeline Services, LLC

Exhibit 10.2
Contribution, Conveyance and Assumption Agreement, dated January 24, 2008, among Williams Pipeline Partners L.P., Williams Pipeline Operating LLC, WPP Merger LLC, Williams Pipeline Partners Holdings LLC, Northwest Pipeline GP, Williams Pipeline GP LLC, Williams Gas Pipeline Company, LLC, WGPC Holdings LLC and Williams Pipeline Services Company

Exhibit 10.3
Omnibus Agreement, dated January 24, 2008, among Williams Gas Pipeline Company, LLC, Williams Pipeline GP LLC, Williams Pipeline Operating LLC, Williams Pipeline Partners Holdings LLC and The Williams Companies, Inc.

Exhibit 10.4	Amended and Restated General Partnership Agreement of Northwest Pipeline GP, dated January 24, 2008

Exhibit 10.5	Working Capital Loan Agreement (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Partnership’s Registration Statement on Form S-1 (File No. 333-146015)).

Exhibit 10.6	Long Term Incentive Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Partnership’s Registration Statement on Form S-1 (File No. 333-146015)).

Exhibit 99.1	Press Release